UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2026

Tamboran Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On January 10, 2026, the board of directors (the “Board”) of Tamboran Resources Corporation (the “Company”) appointed
Todd Abbott as Chief Executive Officer, effective January 15, 2026, to serve as until his earlier death, resignation, disability or removal. Mr. Abbott will succeed Mr. Richard Stoneburner, who has been serving as Interim Chief Executive Officer since July 28,
2025. Mr. Stoneburner will continue to serve as Chairman of the Board. Upon concluding his tenure as Interim Chief Executive
Officer, Mr. Stoneburner will resume his status as an independent director on the Board.
Mr. Abbott is 52 years old and has over 25 years of experience driving strategy, fostering efficiency and innovation in the oil and gas industry. He was the Chief Operating Officer of Seneca Resources Company, LLC from 2023 to 2025, the Executive Chair of
Oilfield Water Logistics LLC from 2021 to 2022, and held multiple positions, including Senior Vice President of Business Planning and Strategy, at Marathon Oil Corporation from 2018 to 2021. Prior to his time at Marathon Oil Corporation, he served in multiple positions at Pioneer Natural Resources for over a decade. He also has served as an Advisory Board Member for Living Water
International since 2022, supporting initiatives that provide clean and sustainable water solutions to communities worldwide. Also since 2022, Mr. Abbott has been an Advisory Board Member of the Zachry Department of Civil and Environmental Engineering at
Texas A&M University, where he contributes his industry expertise to help shape the next generation of engineers and leaders. Mr.
Abbott holds an MBA in Finance and Accounting from the SMU Cox School of Business, and an engineering degree from Texas
A&M University.
In connection with his appointment, Mr. Abbott and the Company entered into an employment agreement (the “Employment
Agreement”) and expect to enter into a Confirmatory Side Letter to the Employment Agreement (the “Side Letter”) setting forth certain terms and conditions of his employment as the Company’s Chief Executive Officer.
Pursuant to the Employment Agreement, Mr. Abbott’s initial annual base salary will be $550,000, and he will be eligible to earn an annual cash short-term incentive award targeted at 100% of his annual eligible earnings based on the attainment of applicable performance goals and individual performance in each case at the discretion of Board. In addition, under the Employment Agreement,
Mr. Abbott is eligible to participate in the health, welfare and retirement benefit plans and programs maintained by the Company for the benefit of its similarly-situated executives from time to time, as well as for certain additional benefits provided to similarly-situated executives of the Company.
Pursuant to the Employment Agreement, Mr. Abbott will receive a long-term incentive award with respect to 65,320 shares of our common stock (the “RSU Award”). 50% of the RSU Award (i.e., 32,660 shares) will be subject to time-based vesting, vesting annually in three equal tranches, and the remaining 50% of the RSU Award (i.e., the remaining 32,660 shares) will be eligible to vest based on the Company’s achievement of total shareholder return (“TSR”) goals over a three-year period (“Performance Measurement
Period”), measured against the performance of the S&P SmallCap 600 Energy index (or other market index determined by the Board in its discretion) for the same period (“Benchmark Index”). If the Company’s TSR for the Performance Measurement Period reaches or exceeds the annual rate of return for the Benchmark Index, 100% of the performance-vesting portion of the RSU Award will vest
(subject to Mr. Abbott’s continued employment), provided that if this threshold is not satisfied, the Board may use its discretion to determine whether, and to what extent any PSUs should vest. Similarly, if the Company’s TSR exceeds the annual rate of return for the Benchmark Index, the Board may exercise its discretion to increase the number of shares to be issued to Mr. Abbott on vesting to up to a maximum 200% of the number of shares subject to performance based vesting (i.e., 65,320 shares).
In addition, in connection with his commencement as Chief Executive Officer, Mr. Abbott will receive a one-time sign-on bonus of $100,000, payable within 30 days of the start date. If Mr. Abbott resigns or is terminated for cause, within 12 months of his start date, Mr. Abbott will be required to repay the full amount of this signing bonus. In connection with the commencement of his employment, Mr. Abbott will also receive a one-time “make whole” award of time-based RSUs with respect to a number of shares having an aggregate value of $3,250,000 (calculated based on the closing price on Mr. Abbott’s start date) (the “Make Whole
Award”), vesting on the third anniversary of the start date, subject to Mr. Abbott’s continued employment. The RSU Award and
Make-Whole Award shall be granted under the Company’s 2024 Incentive Award Plan (the “Plan”).
The Employment Agreement also provides that the Company will reimburse Mr. Abbott for reasonable tax preparation expenses and reasonable attorneys’ fees incurred by him in connection with the Employment Agreement and two round trip airfare tickets for Mr. Abbott’s spouse to travel from the United States to Australia during the employment period. It is also expected that prior to July 31, 2027, Mr. Abbott will relocate to the Company’s headquarters in Brisbane, Australia and the Company will reimburse
Mr. Abbott up to $150,000 for expenses incurred as part of his relocation. Pursuant to the terms of the Employment Agreement, if Mr.
Abbott does not obtain all necessary work visas, work permits and/or entry documents to reside and work in Australia and relocate to
Australia on or before July 30, 2027, the Employment Agreement will terminate.
If the Company terminates Mr. Abbott’s employment without “cause” (as defined in the Employment Agreement), Mr.
Abbott will be eligible to receive any accrued payments and benefits, as well as severance equal 24 months of Mr. Abbott’s base salary and payment for the employer portion of premiums for continuation coverage under COBRA for up to 18 months. In each case, subject to Mr. Abbott’s delivery of an enforceable release of claims against the Company and related parties. Further, pursuant to the
Side Letter, if Mr. Abbott’s employment is terminated by the Company without cause or by Mr. Abbott with “good reason” (as defined in the Side Letter), a pro-rated portion of the Make Whole Award and a pro-rata portion of the performance-vesting portion of the RSU Award will vest determined based on target. Pursuant to the Side Letter, upon a change in control of the Company (as defined in the Plan), all of the then unvested portion of the RSU Award and Make-Whole Award will immediately vest in full.
The Employment Agreement also contains covenants restricting Mr. Abbott’s ability to compete with the Company or solicit
Company customers or employees for up to 12 months following the termination of his employment, as well as covenants protecting
Company confidential and proprietary information.
The foregoing description of the Employment Agreement and the Side Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and the form of Side Letter, copies of which are filed as
Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.
Item 7.01Regulation FD Disclosure.
On January 12, 2026, the Company issued a press release (the “Press Release”) announcing the matters set forth under Item
5.02. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01 and the Press Release shall be considered “furnished” and shall not be deemed
“filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and
12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the
SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 10, 2026, by and between Todd Abbott and Tamboran Resources USA, LLC
10.2	Form of Confirmatory Side Letter to Employment Agreement, by and between Todd Abbott and Tamboran Resources USA, LLC
99.1	Press Release, dated January 12, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: January 13, 2026	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer